Exhibit 10.4

March 17, 2011

Mr. Thomas O. Staggs

Chairman

Walt Disney Parks and Resorts Worldwide

500 South Buena Vista Street

Burbank, California 91521

RE:	Amendment to that certain Amended and Restated Employment Agreement Between The Walt Disney Company and Thomas O. Staggs dated as of December 18, 2008, as amended and assigned to Walt Disney Parks and Resorts Worldwide on January 7, 2010 (the “Agreement”)

Dear Mr. Staggs:

This letter agreement will confirm that Paragraph 7 of the Agreement is hereby deleted in its entirety (together with all references thereto in the Agreement) and shall be of no further force or effect, effective as of the date hereof.

As amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

If the foregoing accurately reflects your understanding of our mutual agreement, please so indicate in the space provided below and return an executed copy hereof to us at your earliest convenience.

Very truly yours, WALT DISNEY PARKS AND RESORTS WORLDWIDE

By:	/s/ Marsha L. Reed

Title:	Vice President

Date:	March 17, 2011

ACCEPTED AND AGREED TO:

/s/ Thomas O. Staggs
Thomas O. Staggs

Date:	March 17, 2011